UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 29, 2008

GLOBAL ROAMING DISTRIBUTION, INC.
(Exact name of small business issuer as specified in its charter)

Florida	333-70868	65-1129569
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Ives Dairy Road, Suite 216
Miami, FL  33179
(Address of Principal Executive Office) (Zip Code)

(305) 249-3121
(Issuer’s telephone number, including area code)

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 29, 2008, Global Roaming Distribution, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Global Roaming, Inc. (“GRI”) to purchase 2,000,000 shares of the common stock of Cubic Telecom, a mobile telephone provider organized under the laws of Ireland, owned by GRI (the “Cubic Shares”).  As consideration for the Cubic Shares, the Company shall issue 8,000,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, (the “Preferred Shares”) and shall amend its Articles of Incorporation, in the form attached as Exhibit 3.1 hereto,  to designate the Preferred Shares as having voting rights of 10 votes per share, a stated value of $0.375 per share, and converting into 10 shares of the Company’s common stock only upon the occurrence of (i) Cubic Telecom attaining $30,000,000 in annual sales, and (ii) GRI or Cubic Telecom (or any of their designees) investing $1,000,000 into the Company for research and development of related business technology.

GRI is owned by two shareholders, Yakov Sarousi and Michael Thaler.  Sarousi serves as director, president and chief executive officer of the Company, and Thaler serves as director and chief financial officer of the Company.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

See Item 1.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

3.1	Form of Articles of Amendment to the Articles of Incorporation

10.1	Share Exchange Agreement between Global Roaming Distribution, Inc., and Global Roaming, Inc. dated as of January 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Roaming Distribution, Inc.

Dated: January 29, 2008	By:	/s/ Yakov Sarousi
Name: Yakov Sarousi
Title: President & Chief Executive Officer